EXHIBIT 10.5

ASSET MANAGEMENT AGREEMENT

This ASSET MANAGEMENT AGREEMENT (this “Agreement”), effective as of July 27, 2025 (the “Effective Date”), is entered into by and between Mill City Ventures III, Ltd., a Minnesota corporation (the “Client”), and Galaxy Digital Capital Management LP (the “Asset Manager” and, together with the Client, the “Parties”).

WHEREAS, the Client wishes to appoint the Asset Manager to manage certain assets of the Client; and

WHEREAS, the Asset Manager wishes to be appointed by the Client for such purposes, subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to be bound on the terms and conditions set forth below:

1. Appointment of the Asset Manager; Authority. As of the date the Client commences operations after the closing of the sale of securities (the “Commencement Date”) pursuant to the Securities Purchase Agreement dated on or around July 27, 2025 amongst the Client and the Purchasers (as defined thereunder) (the “Purchase Agreement”), the Client hereby appoints the Asset Manager to provide discretionary investment management services with respect to the Account Assets (as defined below) maintained from time to time in the accounts or cryptocurrency “wallets” identified in Schedule A attached hereto (as amended from time to time, collectively, the “Account”) maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Asset Manager (collectively, the “Custodian”), provided that only cryptocurrency wallets controlled by the Client, to which the Asset Manager has trade-only access, shall be permitted. Terms used but not defined herein shall have the meaning given to them in the Purchase Agreement. The Asset Manager hereby accepts its appointment and agrees to provide such asset management services as of the Commencement Date and upon the terms and conditions set forth herein. The Client agrees that the Asset Manager may provide the services under this Agreement via affiliates of the Asset Manager (“Asset Manager Affiliates”). The Client and the Asset Manager understand and agree that changes to Schedule A may be made from time to time following the date of execution of this Agreement by mutual agreement of the Client, the Asset Manager and the Lead Investor (as defined in the Purchase Agreement).

2. Account Assets. The “Account Assets” shall consist, at the discretion of the Client, of (a) cash net proceeds of the offering of the Client’s securities in accordance with Section 2.1 of the Purchase Agreement (the “Initial Capital Raise”) and (b) any additional cash proceeds designated as “Account Assets” in accordance with this Section 2, in each case which the Client agrees it has placed or will place into the Account in accordance with Section 9(j), as well as all investments thereof, proceeds of, income on and additions or accretions to same, including all assets which are or were in the Account, but which are staked from time to time in accordance with this Agreement. The (x) cash proceeds of the Initial Capital Raise, (y) cash proceeds the Client receives in connection with additional capital raises, and (z) additional available assets placed in the Account (collectively, the “Available Capital”) shall be contributed to the Account in accordance with Section 9(j). The Client shall notify the Asset Manager of its intention to contribute Available Capital to be designated and maintained as Account Assets held in the Account three Business Days (as defined below) in advance of such contribution. Liquidation of Account Assets may be required for any withdrawal by the Client during the term of this Agreement and notice shall be given as soon as possible and, in any event, at least five Business Days in advance. The Client acknowledges that the Account Assets may constitute only a part of the assets of the Client, and that the Asset Manager may act without regard to or consideration of any other assets that may from time to time be held by the Client and shall have no responsibility, duty or liability with respect to any assets that are not Account Assets.

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3. Authority of Asset Manager.

(a) Generally. Upon and as of the Commencement Date, the Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have sole responsibility and authority with respect to the discretionary investment management of the Account Assets and, as herein provided, shall from time to time direct the investment and reinvestment of such assets in the Account. Subject to the investment guidelines set forth in Schedule B (the “Investment Guidelines”), the Asset Manager (and, where applicable, any Asset Manager Affiliate) shall, upon and as of the Commencement Date, have full power and authority to:

(i) enter into all transactions and other undertakings that the Asset Manager may in its discretion deem necessary or advisable to carry out its investment decisions, including but not limited to the ability to buy, sell, exchange, convert, swap, stake, redeem, and otherwise trade in digital assets;

(ii) make all investment decisions in respect of the Account Assets and the Account in accordance with the Investment Guidelines set forth in Schedule B;

(iii) purchase, acquire, hold, invest, reinvest, sell, stake, redeem or dispose of, or otherwise trade in any assets which constitute or will constitute all or any portion of the Account Assets, and place orders with respect to, and arrange for any of the foregoing;

(iv) select brokers, dealers, staking and restaking service providers and other intermediaries, exchanges and counterparties, which may or may not be affiliated with the Asset Manager, as may be necessary to execute transactions as described above and any other transactions contemplated herein, and, after consultation with the Lead Investor, open accounts in the name, or for the benefit, of the Client with such selected brokers, dealers, staking and restaking service providers and other intermediaries, exchanges and counterparties and to pay reasonable fees and charges applicable to transactions in the Account;

(v) instruct the Custodian to deliver an asset sold, exchanged or otherwise disposed of by the Account in exchange for cash or other assets and to deliver cash or other assets to pay for assets delivered to the Custodian that were acquired by the Account;

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(vi) instruct the Custodian to exercise or abstain from exercising any option, privilege or right held in the Account;

(vii) monitor the correct collection of income on the Account Assets by the Custodian;

(viii) execute, in the name and on behalf of the Client, all such documents and take all such other actions which Asset Manager shall deem requisite, appropriate or advisable to carry out its duties hereunder;

(ix) engage such independent agents, administrators (including without limitation for purposes of calculating the value of Account Assets), attorneys and accountants as the Asset Manager may deem necessary or advisable for the Account Assets and to pay on behalf of the Client all reasonable and documented fees incurred thereby (including reasonable and documented legal and accounting fees and disbursements, commissions, banking, brokerage, registration and private placement fees, and transfer, capital and other taxes, duties and costs incurred in connection with the making of investments by the Client in Account transactions); and

(x) take any other action with respect to property in the Account as necessary or desirable to carry out its obligations under this Agreement (except that the Asset Manager is not authorized to withdraw any money or other property from the Account either in the name of the Client or otherwise, except as expressly described herein).

The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Asset Manager or the termination of this Agreement as provided herein. Revocation shall not affect transactions entered into prior to such revocation. For the avoidance of doubt, no sub-delegation pursuant to Section 3(a)(ix) shall relieve the Asset Manager of any of its obligations and duties pursuant to this Agreement. The Client acknowledges that, in exercising the Asset Manager’s authority pursuant to Section 3(a)(iv), the Asset Manager intends to direct a substantial portion of transactions on behalf of the Account towards Asset Manager Affiliates, provided that in each case such transactions shall be directed in accordance and compliance with Galaxy’s written policies and procedures.

(b) Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, with effect from the Commencement Date, the Client hereby irrevocably designates and appoints the Asset Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable by the Asset Manager to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary, advisable or convenient to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein and in the Investment Guidelines set forth in Schedule B). Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable and survive and not be affected by the Client’s insolvency or dissolution. However, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement in accordance with Section 13 of this Agreement.

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(c) Compliance with Investment Guidelines. The Asset Manager shall discuss any ambiguities in the Investment Guidelines or investment objectives of the Account with the Client and the Lead Investor, and shall be permitted to rely on any Proper Instructions (as defined below). The Client understands and agrees that the Asset Manager does not guarantee or represent that any investment objectives will be achieved. In the event of any breach of the Investment Guidelines, the Asset Manager shall seek to return the Account to compliance with the Investment Guidelines set forth in Schedule B as soon as reasonably practicable. The Client and the Asset Manager understand and agree that (i) changes to Schedule B may be made from time to time following the date of execution of this Agreement by mutual written agreement of the Parties and (ii) the Asset Manager may obtain the prior written approval of the Client from time to time for exceptions from the Investment Guidelines in accordance with procedures mutually agreed between the Asset Manager and the Client.

(d) CFTC Compliance. To the Client’s knowledge, as of the Commencement Date neither the Client nor the Account meets the definition of a “commodity pool” (a “Commodity Pool”) as such term is defined under the U.S. Commodity Exchange Act, as amended (the “CEA”), or the rules and regulations promulgated thereunder by the Commodity Futures Trading Commission (“CFTC”). If, as a result in any change in the laws or regulations applicable to the Account Assets, the Client is advised by legal counsel reasonably acceptable to the Asset Manager that the Client or the Account meets the definition a Commodity Pool, the Asset Manager shall provide commercially reasonable assistance to the Client in ensuring that the Client and the Account comply with the CEA or the rules and regulations promulgated by the CFTC in respect of the Account, the Account Assets and the Asset Manager’s performance of its services set forth herein. Without limitation, such assistance may include the Asset Manager, or any affiliate of the Asset Manager, accepting the Client’s delegation to the Asset Manager or such affiliate of the Client’s rights, responsibilities and obligations (including, without limitation, any exemptive filing and maintenance requirements, and any and all associated obligations to comply with the CEA, and CFTC rules and regulations, as applicable) as a commodity pool operator (“CPO”) of the Client or the Account (as applicable), provided that (i) the Asset Manager has determined, upon the advice of counsel, that it or its affiliate is legally permitted to act as the delegated CPO of the Client or Account (as applicable), including as a result of the Asset Manager having sufficient control over the operations and conduct of the Client and the Account necessary to discharge any responsibilities arising in the context of a CPO of the Client or Account and (ii) the Asset Manager and the Client shall use commercially reasonable efforts in order to amend this Agreement in order to effect the foregoing, including without limitation the allocation of fees and expenses incurred in connection with the foregoing.

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4. Custody of Assets.

(a) Assets Held by Custodian. All Account Assets shall be held in cryptocurrency wallets established and controlled by the Client, to which the Asset Manager has trade-only access upon the Commencement Date. Title to the Account and all Account Assets shall be held in the name of the Client, provided that for convenience in buying, selling and exchanging assets, the Asset Manager shall have trade-only access to any cryptocurrency wallets comprising the Account or Account Assets. The Asset Manager does not have any authority to, and shall not take any actions which would cause the Asset Manager to, take or have possession or “custody” within the meaning of Rule 206(4)-2 promulgated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of any cash, securities or any other assets of the Client. Neither the Asset Manager nor any of its affiliates shall take physical custody or possession of or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Account Assets. Notwithstanding the foregoing, the Asset Manager will use commercially reasonable efforts to assist the Client in establishing cryptocurrency wallets and applicable accounts comprising the Account or Account Assets. The Client will use commercially reasonable efforts, upon request, to assist with the integration of such service providers with the Asset Manager and its affiliates in order to facilitate staking and other arrangements in furtherance of the Investment Guidelines.

(b) Expenses of the Custodian; No Liability. The Client shall pay all charges, fees and expenses of the Custodian and any of its sub-custodian(s). The fees charged to the Client by the Custodian shall be exclusive of, and in addition to, the management fees and other charges, discussed herein.

5. Proper Instructions.

(a) All instructions communicated hereunder to the Asset Manager from the Client or the Lead Investor shall be made in writing and transmitted to the Asset Manager by specific individuals properly authorized by the Client in writing. Any such written communication appropriately indicating that it reflects action or instruction by the Client or the Lead Investor may be so accepted by the Asset Manager and the Asset Manager shall have no obligation to inquire further with respect thereto and shall be fully protected in relying and acting upon the writing so indicating the action or instruction of the Client. Notwithstanding anything herein to the contrary, the Client acknowledges that the Asset Manager shall assume that all instructions given to the Asset Manager by the Lead Investor (or any representative thereof) have been duly authorized and approved by the Client unless the Client has indicated to the Asset Manager otherwise in writing.

(b) The Client shall provide the Asset Manager with a list of authorized individuals and their specimen signatures from whom the Asset Manager may accept written day to day instructions, confirmations or authority under this Agreement (“Proper Instructions”) and the Asset Manager shall be fully protected in relying on such list until notified in writing by the Client to the contrary. As of the date of this Agreement, the Client’s list of authorized persons (which, for the avoidance of doubt, may include one or more representatives of the Lead Investor) and their specimen signatures are as set forth in Schedule D attached hereto. Proper Instructions may be sent via email, Adobe’s Portable Document Format (“PDF”) or other electronic transmission.

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(c) To the extent there are any votes (including proxy votes), consents or solicitations with respect to the Account, the Asset Manager shall provide such votes, consents or solicitations to the Client promptly upon receipt by the Asset Manager so that the Client may vote any such proxy or other vote by the due date of the relevant proxy or other vote.

6. Management Fees; Account Expenses.

(a) As compensation for the Asset Manager’s services rendered hereunder, the Client shall pay the management fees described in Schedule C attached hereto and as may be amended from time to time by written agreement of the Asset Manager and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein. The Asset Manager will furnish invoices monthly, and all fees shall be payable from the Account not later than ten (10) Business Days following the Client’s receipt of such invoice. The Client authorizes the Asset Manager to take any other actions not prohibited by the Agreement, to the extent necessary, to pay the Asset Manager’s fees. In this Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(b) The Asset Manager will be responsible for all of its overhead costs and expenses. The Client shall pay or reimburse the Asset Manager for all reasonable and documented expenses related to the operation of the Account, which shall be paid or reimbursed by the Client out of the Account Assets. The amount of such expenses may vary from time to time and shall include, without limitation: (i) custodial fees; (ii) bank service fees; (iii) brokerage commissions and all other brokerage transaction costs; (iv) clearing and settlement fees; (v) other third-party service provider fees; (vi) interest and withholding or transfer taxes incurred in connection with trading for the Account; (vii) all costs associated with the organization or structuring of any special purpose vehicle; (viii) all costs and expenses associated with the negotiation of this Agreement and the launch and ongoing management of the Account (including without limitation any structuring, professional or legal costs and expenses related thereto); and (ix) any other reasonable and documented fees and expenses related to the trading and investment activity of the Account as determined by the Asset Manager in good faith.

(c) In addition, the Asset Manager, on behalf of the Client, may incur an expense which forms part of a larger aggregate expense relating to a number of other managed accounts or pooled investment vehicles for which the Asset Manager or its affiliates provide services. If any such expenses are incurred for the account of any persons in addition to the Client, the Asset Manager will allocate the total expense among the Client and such other persons and will determine the portion reimbursable to the Client, if any, in a fair and reasonable manner in accordance with its written policies and procedures, a copy of which have been provided to the Client.

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7. Representations and Covenants of the Asset Manager. The Asset Manager represents, warrants and covenants to the Client as follows:

(a) the Asset Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Asset Manager has or will obtain, and will maintain during the Term (as defined below), all other governmental authorizations, approvals, licenses, registrations, consents or filings required in connection with the execution, delivery or performance of this Agreement by the Asset Manager under applicable law, including securities and commodities laws;

(c) the services to be performed pursuant to this Agreement are being performed by the Asset Manager in the ordinary course of its business of performing such services for a fee, and that the Asset Manager is excluded or exempt from CPO registration under the CEA. To the extent required by the CEA, the Asset Manager hereby undertakes to be jointly and severally liable for any violation of CEA or CFTC regulations in connection with the operation of the Account;

(d) the Asset Manager is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser and the Asset Manager does not have reason to believe it will not be registered with the SEC in the reasonably foreseeable future;

(e) the Asset Manager has provided the Client with a summary of the insurance coverage that it currently maintains and will maintain for the duration of the Term;

(f) the Asset Manager does not use a sub-advisor for the services contemplated under this Agreement and will not hire any sub-advisor or otherwise delegate any of its rights or obligations hereunder to any other person without the Client’s prior written consent, and it will provide the services contemplated under this Agreement only through its directors, officers and employees and not through the use of agents;

(g) on the Effective Date, there are no pending or threatened actions, suits, proceedings or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange or arbitration panel to which the Asset Manager is subject, of which the Asset Manager could reasonably be expected to be aware and which might reasonably be expected to impair the ability of the Asset Manager to discharge its obligations to the Account;

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(h) this Agreement constitutes a binding obligation of the Asset Manager, enforceable against the Asset Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(i) the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Asset Manager is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Asset Manager’s ability to perform its obligations hereunder.

(j) the Asset Manager shall comply with its trading policies, guidelines and similar procedures and will comply in all material respects with all other policies, guidelines or similar procedures referenced herein or otherwise adopted by the Asset Manager;

(k) for the duration of the Term (as defined below), the Asset Manager shall not provide similar digital asset treasury management services, in which the Asset Manager primarily invests Client assets in SUI or SUI-related instruments, for any other client without the prior written consent of the Client, provided; that this Section 7(j) shall not prohibit the Asset Manager from sponsoring, launching or advising any investment vehicle organized for the purpose of investing in SUI, SUI-related instruments or other digital assets that include SUI;

(l) the Asset Manager shall ensure that such operations and risk management personnel are involved with the monitoring and oversight of the Account as the Manager deems warranted under the circumstances in order to fulfill its obligations hereunder; and

(m) the Asset Manager shall devote, during the term of this Agreement, such time as is necessary and appropriate, in the Asset Manager’s sole determination, to provide the services contemplated in this Agreement.

The foregoing representations, warranties and covenants shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate or amount to a breach of any of the foregoing covenants, in any material respect, the Asset Manager shall promptly notify the Client of such event.

8. Representations of the Client. The Client represents and warrants to the Asset Manager as follows:

(a) the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Client has the authority to appoint the Asset Manager to manage the assets held in the Account and has, by appropriate action, duly authorized the execution and implementation of this Agreement;

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(c) this Agreement constitutes a binding obligation of the Client, enforceable against the Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder;

(e) except in either case to the extent the Client has notified the Asset Manager in writing: (i) the Account Assets belong to the Client free and clear of any liens or encumbrances, and (ii) the Client will not pledge or encumber any Account Assets;

(f) subject to the Asset Manager’s compliance with this Agreement, the Client is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”));

(g) the Client is experienced in engaging asset managers and is aware of the risks associated with such engagements in general, and that it understands the risks associated with the investments contemplated hereby, and the risk that the Account could suffer substantial diminution in value, including complete loss;

(h) the Client has reviewed all other materials and agreements provided by the Asset Manager relating to the Account and to the investments contemplated hereby, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;

(i) the Client is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(j) the Client is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended;

(k) the Account Assets held in the Account are not assets of: an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;

(l) the Client represents and warrants that (i) the monies being used by it fund the Account and the Account Assets held in the Account as of the Effective Date are not (A) derived from or related to any illegal activities, including but not limited to money laundering activities, or (B) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control and (ii) the opening, operation and maintenance of the Account does not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including anti-money laundering laws;

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(m) neither the Client, nor any person controlling, controlled by, or under common control with it, nor any shareholder or other person having a beneficial interest in the Client is a Prohibited Investor,1 and Account Assets are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure,2 any member of a Senior Foreign Political Figure’s Immediate Family3 or any Close Associate4 of a Senior Foreign Political Figure unless the Client has notified Asset Manager of such fact. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.5 No Account Assets originate from, nor were they routed through, an account maintained at a Foreign Shell Bank,6 an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence7 in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and

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1 “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by Office of Foreign Assets Control (“OFAC”) or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as Financial Action Task Force (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.

2 “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

3 “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

5 Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

7 “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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(n) the Client understands, acknowledges, represents and agrees that (i) it is the Asset Manager’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Asset Manager could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (iii) the Client will provide additional information or take such other actions as may reasonably be necessary for the Asset Manager to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Asset Manager and its agents may disclose to relevant third parties information pertaining to the Client in respect of Requirements or information requests related thereto.

(o) The Client represents that it has in place, and has uniformly applied, anti-money laundering policies and procedures reasonably designed to comply with the Requirements, including without limitation to verify the identity of any person controlling, controlled by, or under common control with it, its shareholders and other persons having a beneficial interest in the Client and their respective sources of funds.

The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Asset Manager of such event.

Notwithstanding anything to the contrary in the foregoing representations and warranties, the Asset Manager acknowledges that in recognition of the Client’s status as a publicly traded company as of the Commencement Date, the Client makes no representations or warranties with respect to any of the holders of the Client’s equity securities (the “Underlying Shareholders”). For the avoidance of doubt, for purposes of the representations and warranties made by the Client in this Section 8, none of the Underlying Shareholders or such holders’ beneficiaries will be deemed to be beneficial owners of, or to benefit from, the Asset Manager’s provision of services to the Account.

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9. Client Acknowledgements.

(a) Cooperation. The Client acknowledges that the information provided by the Client on any Account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information and Investment Guidelines set forth in Schedule B will be relied upon by the Asset Manager, and the Client agrees that if any such information shall hereafter change or become inaccurate, the Client shall notify the Asset Manager in writing of such change or inaccuracy as soon as reasonably practicable. The Client shall cooperate with the Asset Manager in the performance of its services under this Agreement and, upon the Asset Manager’s reasonable request, shall provide the Asset Manager with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary to permit the Asset Manager to perform its services under this Agreement.

(b) Risk Factors; Conflicts of Interest; Non-Exclusive Management. The Client acknowledges that it has read, carefully considered and understood the risk factors set forth in the Asset Manager’s Form ADV Part 2A Brochure (which can be accessed at: https://adviserinfo.sec.gov/) and hereby acknowledges and consents to the conflicts of interest described therein. The Asset Manager shall devote such part of its time as the Asset Manager determines is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Asset Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Asset Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts. The Client acknowledges that the Asset Manager and its officers, affiliates and employees, and the Asset Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law the Asset Manager shall have no obligation to acquire for the Account a position in any investment which the Asset Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Asset Manager is not a financial planner. Nothing contained herein or provided hereby shall be construed as legal, tax or accounting advice by the Asset Manager.

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(c) Order Aggregation and Allocation. The Client acknowledges and agrees that the Asset Manager manages other portfolios, including some that may use investment strategies substantially similar to those of the Account, and expects that purchases or sales of the same assets will be made on behalf of the Account and the other portfolios managed by the Asset Manager. The Asset Manager may, but is not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Account with orders on behalf of other portfolios the Asset Manager manages. The Client acknowledges that, while the Asset Manager will seek to allocate the opportunity to purchase or sell such assets among the Account and such other portfolios in accordance with its written policies and procedures, a copy of which have been provided to the Client.

(d) Brokerage Practices. The investment and reinvestment of the assets in the Account in accordance with the Asset Manager’s authority set forth in Section 3 above shall be carried out by the Asset Manager’s placement of orders with brokers or other dealers to cause the sale or purchase or other disposition of allowable assets in accordance with the Investment Guidelines set forth in Schedule B. The Client acknowledges and agrees that the Asset Manager shall have sole discretion to select brokers or dealers to effect the purchase and sale of assets and to execute and deliver brokerage and customer agreements with any such broker or dealer in the name and on behalf of the Client, which brokers or dealers may be Asset Manager Affiliates. The Asset Manager shall designate the broker or brokers through which transactions for the Account are executed at such prices and commissions that, in the Asset Manager’s good faith judgment, will be in the best interest of the Account. The Asset Manager shall have authority to and may consider such factors as price, transaction costs, a broker’s or dealer’s ability to effect the transactions, access to securities, reliability and financial responsibility, commitment of capital, and the provision or payment by the broker of the costs of research and research-related services which are of benefit to the Asset Manager or its clients, as well as other factors that the Asset Manager deems appropriate to consider under the circumstances; provided that if the Asset Manager generates “soft dollars” with respect to the Account’s trades, the Asset Manager shall comply with the safe harbor of Section 28(e) of the Securities Exchange Act of 1934, as amended. Accordingly, when the Asset Manager places orders for the purchase or sale of an asset for the Account, in selecting brokers or dealers to execute such orders, the Client expressly authorizes the Asset Manager to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Account directly or indirectly. Without limiting the generality of the foregoing, the Asset Manager is authorized to cause the Account to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Account or who otherwise provide brokerage and research services utilized by the Asset Manager; provided that the Asset Manager determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Asset Manager’s overall responsibilities with respect to accounts as to which the Asset Manager exercises investment discretion.

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(e) Controversies with Brokers. In the event of a controversy with any broker or other dealer with regard to any transaction, the Asset Manager shall advise the Client of such controversy and the circumstances thereof and thereafter the Asset Manager shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Asset Manager from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Account or otherwise to carry out its investment duties and responsibilities. In addition, any trade errors committed by the Asset Manager in the management of the Account shall be resolved in accordance with the Asset Manager’s written trade error policies and procedures (a copy of which has been made available to the Client).

(f) Further Engagements. Subject to Section 9(j), the Asset Manager acknowledges that nothing in this Agreement shall be construed to obligate the Client to engage the Asset Manager for any future mandates, strategies, or investment products beyond the scope of this Agreement. Any such future engagement shall be subject to the Client’s discretion, in consultation with the Lead Investor, including a determination of the Asset Manager’s performance on a risk-adjusted basis and the alignment of the Asset Manager’s practices with the Client’s fiduciary, compliance, and long-term investment standards. The Client shall be under no obligation to engage any manager, including the Asset Manager, that pursues commercial advantage through fee compression, risk outsourcing, or other practices that may compromise the stability, long-term performance, or the integrity of the Account Assets or the investment process. The Client explicitly discourages a “race to the bottom” in fees, leverage, or asset quality that may result in misalignment of incentives or adverse risk-taking behaviors.

(g) Legal Proceedings. Unless otherwise agreed in writing by the Asset Manager, the Asset Manager shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any securities held, or formerly held, in the Account or issuers of such securities. At the Client’s request, the Asset Manager will endeavor to assist with administrative matters in respect of any settlement or judgment.

(h) Advisers Act Compliance.

(i) Agency Cross Transactions. Consistent with applicable law, Client hereby authorizes the Asset Manager to enter into “agency cross transactions” effected by an Asset Manager Affiliate acting as broker for both the Account and for the party on the other side of the transaction, in accordance with the Advisers Act and any other applicable law and subject to compliance with the Asset Manager’s applicable conflicts policies and procedures, as consistently applied. The Client understands and agrees that the Asset Manager or such Asset Manager Affiliate may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions. This consent, as to agency cross transactions effected on behalf of the Client, may be revoked at any time by written notice from the Client to the Asset Manager.

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(ii) The Client acknowledges and agrees that subject to the duty of the Asset Manager as a fiduciary of the Client to achieve best execution for the Client, the Asset Manager may cause the Account to enter into transactions and other arrangements with the Asset Manager, Asset Manager Affiliates or other investment funds or managed accounts managed by the Asset Manager or the Asset Manager Affiliates that, to the extent that they involve securities, may be viewed as principal transactions (i.e., transactions between the Account and an Asset Manager Affiliate acting for its own account) under the Advisers Act. In connection with such transactions involving securities, the Asset Manager will obtain any necessary approvals or otherwise comply with the requirements of Section 206(3) or any other applicable provision of the Advisers Act. The Asset Manager will provide reporting on any such transactions with Asset Manager Affiliates on a monthly basis, and as otherwise reasonably requested by the Client. Client acknowledges and agrees that, unless otherwise determined by the Asset Manager in its sole discretion, any transactions (including spot transactions in SUI, as well as staking and restaking arrangements with respect to the foregoing assets) with Asset Manager Affiliates shall not be considered principal transactions subject to such pre-clearance requirements.

(i) Procedure for Account Withdrawals. The Client hereby agrees to notify the Asset Manager at least five (5) Business Days prior to any withdrawals from the Account. The Client acknowledges and agrees that withdrawals will be funded first by accessing free cash balances and money market instruments; funds derived from the liquidation of all other assets will be deliverable upon final settlement of the trade(s) funding the withdrawal. Withdrawals will not affect: (a) the validity of any permitted actions the Asset Manager has previously taken, or (b) the Client’s liabilities or obligations for bona fide transactions consistent with this Agreement started before notice of withdrawal was given. Notwithstanding the foregoing, however, the Client understands and agrees that certain types of investments may only be liquidated at certain (sometimes infrequent) times and reasonable extensions to such five (5) Business Day-notice period shall be permitted by the Client in good faith to account for bona fide technical or business requirements. The Client’s ability to withdraw assets from the Account is subject to any liquidity restrictions or withdrawal and unstaking times applicable to a particular investment and compliance with any internal corporate procedures and policies applicable to it.

(j) Exclusivity. The Client acknowledges and agrees that, notwithstanding Section 9(b), the Client is engaging the Asset Manager in accordance with this Agreement on an exclusive basis (i) in respect of the first $750,000,000 of all digital assets or cryptocurrencies held by the Client or its affiliates (“Total Assets”), and (ii) in respect of any Total Assets in excess of $750,000,000, not less than fifty percent (50%) of such Total Assets (together with the first $750,000,000 in Total Assets, the “Exclusive Mandate”). Accordingly, for the duration of the Term, the Client (1) represents and warrants to the Asset Manager that an amount equal to the Exclusive Mandate shall be Account Assets held in the Account to be managed by the Asset Manager; and (2) neither the Client nor its affiliates shall engage, hire or employ a third-party asset manager to directly or indirectly provide discretionary or asset management services with respect to the Exclusive Mandate, whether or not such services are provided with respect to the Account or the Account Assets, without the consent of the Asset Manager; provided that the foregoing will not prohibit the Client from employing or otherwise engaging one or more individuals or third parties for purposes of monitoring the Asset Manager’s compliance with this Agreement or assisting the Client with the exercise of its rights and responsibilities hereunder, including, but not limited to, the development and modification of the Investment Guidelines in accordance with the terms hereof and the management of the Client’s other digital assets or cryptocurrencies other than the Exclusive Mandate and any hedging or related strategies relating hereto or thereto. For the avoidance of doubt, this Section 10(j) shall not apply to the Client’s existing assets comprising the Client’s lending business or any operating business of the Client.

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10. Client Records, Reports and Transparency.

(a) The Asset Manager shall maintain the books and records pertaining to the management and oversight of the Account Assets throughout the term of this Agreement and for a period of five years after the end of the year in which this Agreement terminates, or such longer period as may be required by applicable law. Such books and records shall be made available for inspection at any time upon the Client’s reasonable request, at Client’s expense and with reasonable frequency, upon no less than two (2) Business Day’s prior written notice.

(b) At a minimum, the Asset Manager shall provide the Client with the following information reports and reporting services:

(i) daily net asset value reports;

(ii) weekly exposure reports; and

(iii) monthly risk and performance report

(c) In addition, the Asset Manager will provide reporting on any affiliate transactions on a monthly basis and reports and reporting services as otherwise reasonably requested by the Client.

11. Liability.

(a) Except in the cases of willful misconduct, gross negligence, fraud, material breach of this Agreement, or material breach of applicable law in connection with this Agreement (each, a “Disqualifying Action”), none of the Asset Manager, its affiliates or their respective officers, directors and employees (collectively, the “Manager Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable and documented attorneys’ fees and court costs (“Losses”) suffered by the Client as the result of any act or omission by the Asset Manager in connection with, arising out of or relating to the performance of its services hereunder. The Client further agrees that no Manager Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any unaffiliated broker-dealer to which the Asset Manager or the Client directs transactions for the Account, any third-party service provider selected by the Asset Manager with reasonable care to act on behalf of the Client, or by any other unaffiliated non-party, unless such acts, omissions or other conduct is at the direction of the Asset Manager and the Asset Manager’s direction constitutes a Disqualifying Action. Without limiting anything in this Section 11(a), in no case shall any Manager Covered Persons be liable for any Losses caused, directly or indirectly, by the error, negligence or misconduct of an unaffiliated Custodian, broker, broker-dealer, exchange, staking validator or other online platform or service (however described) (collectively, “Platform”), the bankruptcy, insolvency, receivership, administrative or similar proceeding involving a Platform, a pause in or suspension of withdrawals from a Platform (however described and for whatever reason), the hack of a Platform, ordinary course conflicts of interest inherent in the nature of the Asset Manager’s business, including managing other investment accounts, funds, or strategies for other clients, provided that the Asset Manager acts in good faith, in accordance with its internal conflict management policies, and consistent with the standard of care and its obligations under this Agreement, or by any other cause that does not constitute a Manager Covered Person’s Disqualifying Action.

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(b) The Asset Manager and any person acting on its behalf shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Under no circumstances shall the Asset Manager or any Manager Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

(c) The Client agrees to indemnify and hold harmless each of the Manager Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) (i) the operations, business or affairs of the Client, or any actions taken by the Asset Manager or failure by it to act (even if negligent) in connection with this Agreement (including, without limitation, any Losses arising as a result of any operational errors committed by or erroneous instructions provided by the Client), (ii) a Disqualifying Action by the Client, or (iii) the Client’s breach of this Agreement, in each case, except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Manager Covered Person.

(d) The Asset Manager agrees to indemnify and hold harmless the Client, its affiliates or their respective officers, directors and employees (collectively, the “Client Covered Persons” and together with the Manager Covered Persons, the “Covered Persons”), against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) a Disqualifying Action by the Asset Manager, except to the extent that (i) such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Client Covered Person or (ii) such Losses exceed the aggregate management fees paid to the Asset Manager in accordance with Section 6, in which case this Section 11(d) shall not apply to such excess.

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(e) To the fullest extent permitted by law, the applicable indemnifying party shall, upon the request of any Covered Person, advance or promptly reimburse such Covered Person’s out-of-pocket costs of investigation (whether internal or external), litigation or appeal, including attorneys’ reasonable and documented fees and disbursements, reasonably incurred in responding to, litigating or endeavoring to settle any claim, action, suit, investigation or proceeding, whether or not pending or threatened, and whether or not any Covered Person is a party, arising out of or in connection with or relating to the operations, business or affairs of the or in furtherance of the interests of such indemnifying party (a “Claim”); provided that the affected Covered Person shall, as a condition of such Covered Person’s right to receive such advances and reimbursements, undertake in writing to promptly repay the applicable funds for all such advancements or reimbursements if a final judgment of a court of competent jurisdiction has determined that such Covered Person is not then entitled to indemnification under this Section 11. If any Covered Person recovers any amounts in respect of any Claims from insurance coverage or any third-party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the indemnifying party for any amounts previously paid to it by such indemnifying party in respect of such Claims.

(f) Promptly after receipt by a Covered Person of notice of any Claim or of the commencement of any action or proceeding involving a Claim, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the receipt of such Claim or the commencement of such action or proceeding; provided, that the failure of any Covered Person to give notice as provided herein shall not relieve an indemnifying party of its obligations hereunder, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice.

(g) Each Covered Person shall cooperate with the applicable indemnifying party and its counsel in responding to, defending and endeavoring to settle any proceedings or Losses that may be subject to indemnification by such indemnifying party pursuant to this Section 11. Without limiting the generality of the immediately preceding sentence, if any proceeding is commenced against a Covered Person, such indemnifying party shall be entitled to participate in and to assume the defense thereof to the extent that such indemnifying party may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the applicable indemnifying party to such Covered Person of such indemnifying party’s election to assume the defense thereof, such indemnifying party shall not be liable for expenses subsequently incurred by such Covered Person without the consent of such indemnifying party (which shall not be unreasonably withheld) in connection with the defense thereof. Without the Covered Person’s consent, the applicable indemnifying party will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation.

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(h) The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(i) The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.

12. Confidentiality. The Asset Manager shall regard as and keep confidential all information concerning the affairs of the Client, but shall be permitted to disclose the Client’s confidential information to (a) the Manager Covered Persons and their respective service providers, in each case, that have a bona fide need to know such confidential information, (b) third parties regarding the fact that the Asset Manager is performing investment management activities on the Client’s behalf, which specifically includes the Asset Manager’s inclusion of references to the Client in written marketing materials distributed by the Asset Manager to prospective investment management clients, (c) third parties regarding information regarding Account holdings and performance (without reference to the Client’s name) in connection with the establishment of a track record of the Asset Manager and (d) as otherwise required by any regulatory authority, law or regulation, or by legal process. The Client acknowledges that it may receive or have access to confidential proprietary information of the Asset Manager which is proprietary in nature and non-public, including, without limitation, information regarding the Asset Manager’s investment methodologies, systems and forms, trade secrets and the like (collectively, “Confidential Information”). The Client agrees not to disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account other than in connection with its investment in the Account and other than a disclosure on a need-to-know basis to its respective legal counsel, accountants, auditors and other service providers and representatives, except as otherwise required by any regulatory authority, law or regulation, stock exchange disclosure requirements, or by legal process; provided, however, that the Client shall provide the Asset Manager with prior notice of any such disclosure and the circumstances surrounding such request so that the Asset Manager may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy by the disclosing party, the Client, on the advice of legal counsel satisfactory to the Asset Manager, is nonetheless legally compelled to disclose Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Client may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercise its best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Asset Manager to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. For the avoidance of doubt, nothing herein shall prohibit the Asset Manager or the Client from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency, including, but not limited to, the Department of Justice, the SEC, Congress and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations, nor shall anything herein require such party to notify the other party that it has made such reports or disclosures.

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13. Term and Survival.

(a) This Agreement shall be effective on the Effective Date and will, unless earlier terminated in accordance with the provisions of this Section 13, continue in effect until the fifth (5th) anniversary of the Commencement Date (the “Initial Term”) and, unless a Party elects to not continue the effectiveness of this Agreement as provided in Section 13(b), shall thereafter continue for successive one-year renewal periods upon the mutual agreement of the Asset Manager and the Client (with the consent of the Lead Investor) prior to the expiration of the Initial Term or such one-year period, as applicable (each, a “Renewal Period”, and together with the Initial Term, the period during which this Agreement is in effect, the “Term”). Notwithstanding anything to the contrary set forth herein, the rights and obligations of the Parties hereunder are not effective until the Commencement Date.

(b) This Agreement may be terminated at any time after the second (2nd) anniversary of the Commencement Date by the Client, by providing 90 days’ written notice to the Asset Manager, upon a good faith determination of the chief investment officer of the Client (“CIO”) or the board of directors of the Client, in their respective sole discretion, that the Asset Manager has failed to perform in accordance with certain objective performance metrics agreed to between the Client and the Asset Manager.

(c) This Agreement may be terminated at any time for Cause by the Client (with the consent of the Lead Investor) or the Asset Manager upon at least thirty (30) days’ prior written notice to the other party. Additionally, this Agreement may be terminated immediately by the Client (with the consent of the Lead Investor) if the Client determines in good faith after consultation with counsel to the Client that is reasonably acceptable to the Asset Manager that this Agreement is prohibited or otherwise required to be terminated by applicable law.

(d) For the purposes hereof, the term “Cause” means (i) with respect to the Asset Manager, (A)(I) fraud, (II) bad faith resulting in a breach of this Agreement, or (III) any action or omission constituting gross negligence, a material breach of applicable securities laws or a material breach of its obligations under this Agreement in performing its obligations under this Agreement, (provided, that the Asset Manager shall have a cure period of fifteen (15) days following notice of an occurrence of (III) if such breach, action or omission, as applicable is curable, which such cure shall include reimbursement by the Asset Manager to the Client of any damages incurred as a result of such Cause event), (B) an Act of Insolvency (as defined below) occurring with respect to the Asset Manager; and (C) is dissolved; and (ii) with respect to the Client (A) a material breach by the Client of its obligations under this Agreement (provided, that the Client shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure), (B) it becomes unlawful under any applicable law (as determined by the Asset Manager in its sole discretion) for the Asset Manager to perform its obligations under the Agreement, in which case the Asset Manager may immediately suspend its performance of all obligations under this Agreement and may terminate this Agreement with 3 days’ prior written notice, (C) a material violation of law, criminal conduct, a material misrepresentation, intentional misconduct, negligence or fraud by Client or its affiliates or (D) an Act of Insolvency occurring with respect to the Client.

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(e) For the purposes hereof, “Act of Insolvency” means the Asset Manager or the Client (as applicable) (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (iii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; or (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter.

(f) In the event that this Agreement is terminated pursuant to Section 13(c) for Cause by the Asset Manager or the Client, the Asset Manager or the Client, as applicable, shall be entitled to damages and legal remedies arising from or in connection therewith; provided that no party to this Agreement shall be liable to any other party to this Agreement for punitive, indirect, special, incidental, exemplary or consequential damages with respect to the subject matter of this Agreement, including loss of profits, regardless of whether such damages could have been foreseen or prevented.

(g) Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Account Assets and it is understood and acknowledged that the Asset Manager will have no further obligation to act or advise with respect to those Account Assets.

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14. Electronic Delivery. The Client hereby agrees and provides its consent to have the Asset Manager electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Asset Manager’s privacy notice and updates thereto; notices and other information, documents, data and records regarding the Account Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client, Account Communications on the Asset Manager’s Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Asset Manager in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Asset Manager, in writing, of the Client’s intention to do so. Neither the Asset Manager nor its affiliates will be liable for any interception of Account Communications. The Client should note that no additional charge for electronic delivery will be assessed, but the Client may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

15. General Provisions.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Asset Manager and their respective successors and permitted assigns. No Party to this Agreement may assign (as that term is defined and interpreted under the Advisers Act) all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other Party to this Agreement.

(b) Independent Contractor. It is understood and agreed that the Asset Manager shall be deemed to be an independent contractor of the Client and that the Asset Manager shall not have authority to act for or represent the Client in any way and shall not otherwise be deemed to be agent of the Client. Nothing contained herein shall create or constitute the Asset Manager and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

(c) Third-Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a Party to this Agreement, except that a Covered Person may in its own right enforce Section 11 of this Agreement.

(d) Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

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(e) Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the Parties hereto.

(f) Waivers. Each Party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any Party hereto shall be construed as a waiver of the same or any other right at any other time.

(g) Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the Party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other Party at the address set forth below or to such other address as a Party may from time to time specify to the other Party by such notice hereunder.

If to the Asset Manager:

Galaxy Digital Capital Management LP

300 Vesey Street, 13th Floor

New York, NY 10282

Email:

Attn: Sebastian Corrochano

If to the Client:

Mill City Ventures III, Ltd.

c/o Karatage Opportunities Limited

1907 Wayzata Blvd. #205

Wayzata, MN 55391

Email:

Attn: Marius Barnett

Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

(h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.

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(i) Arbitration. Notwithstanding anything herein to the contrary, including the Parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 15(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the Judicial Arbitration and Mediation Service Inc. or its successor (“JAMS”) before three (3) qualified arbitrators, one (1) selected by each Party and one (1) selected by both Parties. The arbitration shall be administered by JAMS under its Comprehensive Arbitration Rules and Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 15(i) shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the Effective Date. The Parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default including, direct damages, but excluding indirect, special, consequential, speculative and punitive damages, and excluding profits and business in the future. Any Party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All Parties shall bear their own attorneys’ fees during the arbitration.

(j) Submission to Jurisdiction; Consent to Service of Process. Subject to Sections 15(h) and 15(i) above, the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the Parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 15(i) above, the Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the Party’s address set forth in Section 15(g) of this Agreement or to such other address to which the Party shall have given written notice to the other Party. The Parties agree that such service shall be deemed in every respect effective service of process upon such Party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Party. Nothing in this Section 15(j) shall affect the right of the Parties to serve process in any manner permitted by law.

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(k) Force Majeure. No Party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending Party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

(l) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

(m) Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(n) Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(o) Lead Investor. In each case in this Agreement where the consent of, or consultation with, the Lead Investor is required, such consent or consultation shall only be required if the Strategic Advisory Agreement with the Lead Investor has, as at the relevant date, not been properly terminated in accordance with its terms. In the event such Strategic Advisory Agreement is terminated, the Client shall notify the Asset Manager and provide a copy of any applicable termination agreement or notice.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the Effective Date.

Galaxy Digital Capital Management LP By: Galaxy Digital Capital Management GP LLC, its general partner

By:	/s/ William Burt
Name: William Burt
Title: Authorized Signatory

Mill City Ventures III, Ltd.

By:	/s/ Doug Polinsky
Name: Doug Polinsky
Title: Authorized Signatory

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